Exhibit 10.28

DEED OF HYPOTHEC AND ISSUE OF BONDS

ON THE Thirtieth (30th) day of August, Two Thousand and Seven (2007)

BEFORE Mtre. MARC DAIGNEAULT, the undersigned Notary for the Province of Québec, practising at the City of Montréal

APPEARED:	MERRILL LYNCH CAPITAL CANADA INC., a corporation duly constituted pursuant to the laws of the Province of Ontario, having an office at 181 Bay Street, Suite 400, BCE Place, in the City of Toronto, Province of Ontario, M5J 2V8, herein acting as “fondé de pouvoir” under Article 2692 of the Civil Code of Québec and represented by D. James Papadimitriou, its representative, duly authorized as he so declares

(hereinafter the “Attorney”)

AND:	HD SUPPLY CANADA INC., a company duly amalgamated pursuant to the laws of the Province of Ontario, having its registered office at 40 King Street West, Suite 5800, in the City of Toronto, Province of Ontario, M5H 3S1, herein acting and represented by Maxime B. Rhéaume, its Quebec Authorized Signatory, duly authorized pursuant to a resolution of its Board of Directors dated the Thirtieth (30th) day of August, Two Thousand and Seven (2007), a copy of which is hereunto annexed after having been acknowledged as true and having been signed by said representative before the undersigned Notary

(hereinafter the “Grantor”)

WHICH PARTIES HAVE DECLARED AS FOLLOWS:

WHEREAS the Grantor has agreed to execute this Deed and to grant a Hypothec (as hereinafter defined) on the Charged Property (as hereinafter defined) in order to secure the Secured Obligations (as hereinafter defined);

WHEREAS Article 2692 of the Civil Code of Québec permits a legal person authorized to issue bonds or other titles of indebtedness to grant a hypothec securing payment of such bonds or titles of indebtedness in favour of the person holding the power of attorney (“fondé de pouvoir”) of the creditors;

WHEREAS the Grantor is duly authorized to create and issue bonds and to secure the same as provided for by this Deed;

WHEREAS the Grantor is desirous of creating, issuing and securing bonds in the manner hereinafter appearing;

WHEREAS the execution of this Deed and the issue and security of the Bonds (as hereinafter defined) in conformity therewith have been duly authorized by the Grantor; and

WHEREAS the foregoing recitals are made as representations and warranties and statements of fact by the Grantor and not the Attorney.

NOW, THEREFORE, THE PARTIES HERETO HAVE AGREED AS FOLLOWS:

1.	INTERPRETATION

1.1	Definitions

The following terms, wherever used in this Deed, shall, unless there be something in the context inconsistent therewith, have the following meanings:

1.1.1	“Agent” means Merrill Lynch Capital Canada Inc., in its capacity as Canadian agent for the lenders under the Credit Agreement, or any successor Canadian administrative agent appointed pursuant to the Credit Agreement;

1.1.2	“Attorney” means Merrill Lynch Capital Canada Inc., appointed herein pursuant to Section 2 hereof and under the Credit Agreement as “fondé de pouvoir” for the Bondholders, and shall include its successors or assigns appointed pursuant to the provisions hereof and under the Credit Agreement;

1.1.3	“Authorization” means, with respect to any Person, any authorization, order, permit, approval, grant, licence, consent, right, franchise, privilege, certificate, judgment, writ, injunction, award, determination, direction, decree, by-law, rule or regulation of any Governmental Authority having jurisdiction over such Person, whether or not having the force of Law;

1.1.4	“Bondholder” or “Holder” means any Person in whose name Bonds are registered in the register kept by the Attorney in accordance with the provisions hereof;

1.1.5	“Bondholders’ Instrument” means at any time a document signed by all of the Bondholders;

1.1.6	“Bonds” has the meaning ascribed hereto in paragraph 3.1 hereof;

1.1.7	“Books and Records” means all books, records, files, papers, disks, documents and other repositories of data recording in any form or medium, evidencing or relating to the Charged Property which are at any time owned by the Grantor or to which the Grantor (or any Person on the Grantor’s behalf) has access;

1.1.8	“Business Day” means a Business Day (as defined in the Credit Agreement) or, for any act to be performed in the Province of Québec or for calculation of time periods pursuant to applicable Law of the Province of Quebec, means any day, other than a Saturday or Sunday, in the Province of Québec on which Canadian chartered banks are generally open for business in the City of Montréal, Province of Québec;

1.1.9	“Canadian Dollars”, “Dollars”, “$” or “CAN$” means lawful money of Canada;

1.1.10	“Charged Property” means all the property described or referred to in and hypothecated pursuant to Section 4 hereof;

1.1.11	“Consent” has the meaning ascribed thereto in paragraph 1.9 hereof;

1.1.12	“Contracts” means all contracts, licences and agreements to which the Grantor is at any time a party or pursuant to which the Grantor has at any time acquired rights, and includes (i) all rights of the Grantor to receive money due and to become due to it in connection with a contract, licence or agreement, (ii) all rights of the Grantor to damages arising out of, or for breach or default in respect of, a contract, licence or agreement, and (iii) all rights of the Grantor to perform and exercise all remedies in connection with a contract, licence or agreement;

1.1.13	“Credit Agreement” means the ABL credit agreement dated as of August 30, 2007 among HDS

Acquisition Subsidiary, Inc. and certain of its subsidiaries, including the Grantor, that are or may become parties thereto, the several Canadian Borrowers and Subsidiary Borrowers’ party thereto, several banks and other financial institutions from time to time parties thereto, Merrill Lynch Capital, as administrative agent and U.S. ABL collateral agent for the ABL Lenders thereunder, Merrill Lynch Capital Canada Inc., as Canadian agent and Canadian collateral agent, and the other parties party thereto, as amended, supplemented, restated or replaced from time to time;

1.1.14	“Event of Default” has the meaning ascribed thereto in Section 11 hereof;

1.1.15	“Hypothec” means the hypothecs granted by the Grantor pursuant to Section 4 and Section 5 hereof;

1.1.16	“Hypothecated Claims” has the meaning ascribed thereto in paragraph 6.4 hereof;

1.1.17	“Immovable Properties” has the meaning ascribed thereto in paragraph 4.1.1 hereof;

1.1.18	“Intellectual Property Rights” has the meaning ascribed thereto in paragraph 4.9 hereof;

1.1.19	“Inventory” has the meaning ascribed thereto in paragraph 4.5 hereof;

1.1.20	“Law” means all federal, provincial, municipal, foreign and international statutes, acts, codes, ordinances, decrees, treaties, rules, regulations, municipal by-laws, judicial or arbitral or administrative or ministerial or departmental or regulatory judgments, orders, decisions, rulings or awards or any provisions of the foregoing, including general principles of common and civil law and equity, and all policies, practices and guidelines of any Governmental Authority binding on or affecting the Person referred to in the context in which such word is used; and “Law” means any one or more of the foregoing;

1.1.21	“Leases” means any current and future leases, subleases, agreements to lease or sublease, licenses,

concessions, offers to lease or sublease, rental agreements, occupancy agreements, licenses, space sharing agreements and other similar agreements to occupy premises, including any right of use or occupancy together with any guarantees, extensions, renewals, replacements or modifications thereof;

1.1.22	“Pledged Entity” means each of the entities identified in Schedule II, including any of their successors and assigns and any entity resulting from the amalgamation of any such entity with any other Person(s);

1.1.23	“Proceeds” has the meaning ascribed thereto in paragraph 4.11 hereof;

1.1.24	“Receiver” has the meaning ascribed thereto in paragraph 12.8 hereof;

1.1.25	“Rents” has the meaning ascribed thereto in paragraph 4.2.1 hereof;

1.1.26	“Restricted Property” has the meaning ascribed thereto in paragraph 1.9 hereof;

1.1.27	“Secured Obligations” means the due and punctual payment, in lawful money of Canada, of all principal of and interest (including interest on amounts in default) and premiums if any, on the Bonds, the payment of all other sums, if any, from time to time due under or pursuant to this Deed to the Bondholders or the Attorney, and the performance of all the agreements, covenants, conditions, warranties, representations and other obligations of or made by the Grantor hereunder;

1.1.28	“Securities” has the meaning ascribed thereto in paragraph 4.7 hereof;

1.1.29	“Specific Securities” has the meaning ascribed thereto in paragraph 4.7 hereof;

1.1.30	“This Deed”, “these presents”, “herein”, “hereby”, “hereunder”, “hereof” and similar expressions refer to this Deed, and to any deed or document supplemental or complementary hereto or restating this Deed, and any and all renewals, modifications, amendments, supplements, extensions, consolidations, substitutions and replacements of this instrument;

1.2	Capitalized Terms

All capitalized terms and expressions used but not defined herein shall have the same meaning as that ascribed to them in the Credit Agreement.

1.3	Preamble

The preamble shall form an integral part of this Deed as if recited herein at length.

1.4	Gender

Unless there be something in the context inconsistent therewith, words importing the masculine gender shall include the feminine gender and vice versa and words importing the singular include the plural and vice versa. When used in this Deed, the word “including” (or includes) means “including (or includes) without limitation”.

1.5	Headings

The division of this Deed into sections, subsections and paragraphs and the insertion of titles are for convenience of reference only and do not affect the meaning or the interpretation of the present Deed. Unless otherwise indicated, a reference to a particular Section, subsection or paragraph is a reference to the particular Section, subsection or paragraph in this Deed.

1.6	Benefits of this Deed

The parties hereto and the Bondholders shall be bound by the provisions hereof (including the irrevocable appointment in Section 2 below), and the benefits, rights, remedies or claims under this Deed shall enure to them to the exclusion of any others.

1.7	Delays and Calculation of Time Periods

The time periods provided hereunder are calculated simultaneously with the time periods imposed by Law and are not in addition to such time periods. In the calculation of time periods, the first day is not included but the last is. When the date on which a time period expires or a payment has to be made or an act has to be done is not a Business Day, the delay expires or the payment must be made or the act must be done on the next following Business Day, unless the context indicates otherwise.

1.8	Currency

All references to dollar amounts are, unless expressly otherwise provided, expressed in terms of the lawful currency of Canada.

1.9	Suspensive Condition

If any of the Charged Property may not be assigned, subleased, hypothecated, charged or encumbered (individually and collectively, the “Restricted Property”) without the leave, license, consent or approval of the applicable counterparty, a Governmental Authority or any other Person (each such lease, license, consent or approval, a “Consent”), the Hypothec on any such Restricted Property shall be under the suspensive condition of obtaining such Consent. The Hypothec shall, however, affect such Restricted Property (or applicable portion thereof) immediately at such time as such Consent has been obtained or is no longer required. Upon the request of the Attorney, the Grantor shall use its best efforts to obtain any Consent with respect to such Restricted Property.

Notwithstanding anything herein to the contrary:

1.9.1	the Grantor shall remain, liable under the Contracts included in the Charged Property to the extent set forth therein to perform all its duties and obligations thereunder to the same extent as if this Deed had not been executed;

1.9.2	the exercise by the Attorney of any of the rights or remedies hereunder shall not release the Grantor from any of its duties or obligations under the Contracts included in the Charged Property; and

1.9.3	the Attorney shall not have any obligation or liability under the Contracts included in the Charged Property by reason of this Deed, nor shall the Attorney be obligated to perform any of the obligations or duties of the Grantor thereunder or to take any action to collect or enforce any claim for payment charged hereunder.

2.	APPOINTMENT OF THE ATTORNEY AS “FONDÉ DE POUVOIR”

The Grantor hereby irrevocably appoints and confirms the appointment of the Attorney, and the Attorney irrevocably accepts and agrees to act, as “fondé de pouvoir” (“person holding the power of attorney”) as contemplated in Article 2692 of the Civil Code of Québec on behalf of the present and future Bondholders, in order to receive and hold any right and hypothec created hereby and hereafter created or constituted, as continuing security for the payment of the Bonds.

Any Person who becomes a Bondholder shall benefit from the provisions hereof and the appointment of the Attorney as “fondé de pouvoir” for the Bondholders and, upon becoming a Bondholder, irrevocably authorizes the Attorney to perform such function.

3.	CHARACTERISTICS AND ISSUE OF BONDS

3.1	Maximum Amount

The Bonds to be issued from time to time hereunder shall be designated “25% Demand Bonds”, provided however that the aggregate principal nominal value of such “25% Demand Bonds” shall not exceed at any time THREE BILLION Canadian Dollars (CAN$3,000,000,000) and may be referred to herein as the “Bonds”, and such expression shall include any or all of the bonds issued from time to time pursuant to this Deed and outstanding hereunder.

3.2	Form of Bonds

The Bonds shall be substantially in the form set out in Section 20 with such appropriate additions and variations as shall be required and as shall be determined by the Grantor with the Attorney’s approval and the Attorney’s certification of any such Bonds shall be conclusive evidence of such approval. The Attorney shall have the right to annotate any Bonds in order to make the reference thereon to any supplement to or modification of these presents. Such annotation shall be binding upon the Grantor and the Bondholders as if forming part of the original wording of the Bonds.

3.3	Bonds Characteristics

The Bonds:

3.3.1	shall be issued as fully registered Bonds;

3.3.2	may be issued in any denominations in Canadian Dollars;

3.3.3	shall be dated the date of issue thereof;

3.3.4	shall be payable on demand of the Bondholder or on its behalf;

3.3.5	shall be payable at the address indicated on the Bonds or at any other address subsequently given by the Bondholder to the Grantor or the Attorney;

3.3.6	shall bear interest from their date of issuance until payment, at a rate equal to twenty-five percent (25%) per annum, calculated annually and payable on demand of the Bondholder; all overdue interest shall bear interest at the same rate, calculated annually from its due date until the actual date of payment; the principal of and the interest on the Bonds and any sums which may become payable hereunder or under such Bonds shall be payable in Canadian Dollars;

3.3.7	shall be signed by any officer, director or representative of the Grantor;

3.3.8	shall be issued from time to time after the execution of this Deed, as determined by resolution of the board of directors of the Grantor;

3.3.9	shall be certified by the Attorney and delivered by it to or to the order of the Grantor upon receipt by the Attorney of a written delivery order signed by any officer, director or representative of the Grantor;

3.3.10	shall be issued for such amounts or for such consideration and to such holders and on such terms as may be determined by the board of directors of the Grantor; and

3.3.11	shall rank equally and be equally and ratably secured notwithstanding the date of their issuance or the date of their certification by the Attorney.

3.4	Certification of Bonds

The certification by the Attorney of any of the Bonds shall be conclusive evidence that the Bonds so certified have been issued as contemplated hereunder. However, such certification shall not be construed as a representation or warranty by the Attorney as to the validity of the security, of this Deed or of the Bonds.

3.5	Pledge of the Bonds

The Bonds may be hypothecated and pledged by the Grantor as security for the execution of any obligation incurred or to be incurred by the Grantor or any other Person. Subject to paragraph 3.6 hereof, the holder of any of the Bonds in favour of whom this security has been granted shall be considered for all purposes hereunder to be a Bondholder and be deemed to be the owner of such Bonds and shall have the right to cause the Attorney to enter its name and address in the Bonds’ register hereinafter mentioned.

3.6	Bonds Register

The Grantor shall at all times, while any of the Bonds issued hereunder are outstanding, cause to be kept by the Attorney at its office indicated on the first page of this Deed or at any other address which the Attorney may indicate to the Grantor in writing, a register in which shall be entered the names and addresses of the Bondholders. The entries in such register shall be conclusive evidence that the Bondholders therein registered are entitled to the Bonds and to the rights deriving therefrom.

3.7	Transfer of Bonds

The Attorney shall, upon surrender to it of any Bonds that have been transferred, cause to be entered in the Bonds’ register aforesaid the name of the transferees as being registered Bondholders and shall remit such Bonds to the transferees or, as the case may be, upon cancellation of the Bonds surrendered to it, deliver new Bonds in lieu and substitution thereof.

3.8	Issue of Bonds

Whenever Bonds are issued and are subsequently returned to the Grantor for cancellation, the Grantor, subject to the provisions hereof, may be entitled to reissue such Bonds in denominations which, in the aggregate, do not exceed the denominations of the Bonds that were returned for cancellation; the Bonds to be reissued as aforesaid shall be delivered for registration and certification and the Attorney shall, provided it is so requested by a Bondholder’s Instrument, register and certify such Bonds.

3.9	Bonds’ Replacement

Upon such request as shall be satisfactory to the Attorney and upon such reasonable requirements as the Attorney may prescribe, including the provision of an indemnity by the Bondholders to the Attorney and the Grantor, the Grantor shall deliver for registration and certification and the Attorney shall register and certify, for purposes of replacement, new Bonds in exchange for and in lieu of such Bonds which need to be replaced because of loss, mutilation or destruction.

3.10	Clerical Errors

The Attorney may correct any clerical error in this Deed or in the Bonds.

4.	HYPOTHEC

As collateral security for the payment of all principal of and interest (including interest on amounts in default) and premiums, if any, on the Bonds, the Grantor hereby hypothecates, for the sum of THREE BILLION Canadian Dollars (CAN$3,000,000,000) with interest thereon at the rate of twenty-five percent (25%) per annum from the date hereof, in favour of the Attorney, the universality of all of its movable and immovable property, corporeal and incorporeal, present and future, of any nature whatsoever and wheresoever situate, the whole including, without limitation, the following universalities of present and future property of the Grantor:

4.1	Immovables

4.1.1	All the immovable properties of the Grantor and all rights of the Grantor in any immovable properties, together with all property which may be or become incorporated therewith or permanently physically attached or joined thereto so as to ensure the utility thereof or which is used by the Grantor for the operation of its enterprise or the pursuit of its activities (including the heating and air conditioning apparatus and water tanks) and all other property which becomes immovable by the effect of Law, including by way of accession, and all rights relating to such immovable property, including the immovable properties described in Schedule I hereto, if any (the Grantor’s immovable property is collectively hereinafter referred to as the “Immovable Properties”).

4.1.2	All right, title and interest of the Grantor in and to the buildings and improvements located on Immovable Properties.

4.2	Rentals, Revenues and Leases

4.2.1	All rentals (including, without limitation, minimum rents, percentage rents and additional rents), rent equivalents, moneys payable as damages or in lieu of rent or rent equivalents, insurance and other escrow deposits, insurance proceeds, and other consideration of whatever form or nature receivable or received by or payable or paid to or for the account of or benefit of the Grantor or its attorneys or employees for its account or benefit from any and all sources, rents, income, revenues, receipts, proceeds and profits arising from the Leases, including, without limitation, minimum rents, liquidated damages following default, all proceeds payable under any policy of insurance covering loss of rents resulting from untenantability due to destruction or damage to Immovable Properties and any award or other payment which the Grantor may hereafter become entitled to receive with respect to any of the Leases as a result of or pursuant to any bankruptcy, insolvency or reorganization or similar proceedings involving the tenants under such Leases, and together with all income, issues, royalties, receivables, installment payment obligations, profits and benefits of every nature from the use, enjoyment and occupancy of Immovable Properties, or the sale, lease, sublease, license, concession or other grant of right to use or occupy any portion thereof, any deposits securing reservations of exhibit or sales space of every kind, and any and all payments made by or on behalf of any tenant in lieu of rent, together with the immediate and continuing right to collect and receive the same, whether now due or hereafter becoming due, and together with all rights and claims of any kind that the Grantor may have against any tenant under the Leases or against any other occupant including, without limitation, those arising from or attributable to Immovable Properties (collectively, the “Rents”), together with all proceeds from the sale or other disposition of the Leases.

4.2.2	All Leases made by the Grantor as lessor or sublessor, whether written or oral now or hereafter affecting all or any part of any Immovable Properties (future Leases being hypothecated without further or supplemental documentation), and the benefit of all tenants’ covenants and obligations contained in any Leases, including, without limitation, the benefit of any right, option or obligation of any tenant or other Person to renew or extend any Lease, or to be derived from the Leases or any of them and all rents accruing therefrom, together with any and all guaranties, extensions, renewals, replacements or modifications thereof.

4.3	Rental Insurance

Proceeds or indemnities now or hereafter payable under any present or future Contract of insurance on or in respect of Immovable Properties, the Rents, any of the property described in paragraph 4.2 above or any other of the Charged Property.

4.4	Contracts relating to Immovable Properties

All Contracts, such as construction, utility, maintenance, management, advisory, operating and service Contracts, and Contracts with architects and engineers, permits, licenses, certificates and entitlements in any way relating to the development, construction, use, occupancy, operation, maintenance, enjoyment, acquisition or ownership of any Immovable Properties of the Grantor, including all rights related thereto.

4.5	Inventory

All inventory and property in stock of any nature and kind of the Grantor whether in its possession, in transit or held on its behalf, including property in reserve, raw materials or other materials, goods manufactured or transformed, or in the process of being so, by the Grantor or by others, packaging materials, property evidenced by bills of lading, animals, wares, mineral substances, hydrocarbons and other products of the soil and all fruits thereof, from the time of their extraction, as well as any other property held for sale, lease or processing in the manufacture or transformation of property intended for sale, lease or use in providing a product or service by the Grantor (collectively, the “Inventory”).

The Inventory held by third parties pursuant to a lease agreement, a leasing contract, a franchise or license agreement, or any other agreement entered into with the Grantor or on its behalf, is also subject to the Hypothec created herein.

Property having formed part of the Inventory which has been alienated by the Grantor in favour of a third Person but in respect of which the Grantor has retained title pursuant to a reservation of ownership provision, shall remain charged by this Hypothec until title is transferred; any Inventory the ownership of which reverts to the Grantor pursuant to the resolution or resiliation of any agreement is also subject to the present Hypothec.

4.6	Claims, Book, Debts and Other Movable Property

4.6.1	Claims, Receivables and Book Debts

All of the Grantor’s claims, debts and demands, whatever their cause or nature, whether or not they are certain, liquid or exigible, whether or not evidenced by any title (and whether or not such title is negotiable), bill of exchange or draft, whether litigious or not, whether or not they have been previously or are to be invoiced, whether or not they constitute book debts or trade accounts receivable, and including those accounts which are in respect of any Charged Property, all deposit accounts maintained by the Grantor with respect to any Immovable Properties as well as all monies or other obligations or indebtedness owing or to be owing to the Grantor arising from the sale, lease or exchange of all or any part of the Charged Property under any Contracts for the foregoing (whether or not yet earned by performance on the part of the Grantor) as well as all royalties, income, accounts receivable, receipts, revenues, deposits (including, without limitation, security, utility and other deposits and interest thereon), accounts, cash, issues, profits, charges for goods or services rendered, interest on security, tax and receivables, rents, instalment payment obligations, profits and benefits of every nature from the use, enjoyment and occupancy of the Charged Property, or the sale, lease, sublease, license, concession or other grant of right to use or occupy Hypothecated Claims (as hereinafter defined) shall include: (i) indemnities payable to the Grantor under any Contract of insurance of property, of persons or of liability, (ii) the sums owing to the Grantor in connection with interest or currency exchange Contracts and other treasury or hedging instruments, management of risks instruments or derivative products existing in favour of the Grantor, (iii) the Grantor’s rights in the credit balance of accounts held for its benefit either by the Attorney (subject to the Attorney’s compensation rights) or by any financial institution or any other Person and (iv) proceeds of expropriation.

4.6.2	Life Insurance Policies

All of the Grantor’s present and future right, title and interest in, to and under any life insurance policies, including, without limitation, all sums, advances, profits, dividends, benefits, advantages, cash surrender value, records, receipt, invoices and accounts collected to or resulting from or payable under the life insurance policies.

4.6.3	Rights of Action

All of the Grantor’s rights under Contracts, as well as the Grantor’s rights of action and claims against third Persons.

4.6.4	Accessories

All the security, security agreements, guarantees, suretyships, notes and accessories to the claims and rights mentioned above and other rights relating thereto (including, without limitation, the rights of the Grantor in its capacity as seller under an instalment sale agreement or a conditional sale agreement, where the claims are the result of such sale).

4.6.5	Movable Property

All movable property owned by the Grantor and covered by the instalment or conditional sales agreements mentioned in paragraph 4.6.4 hereof.

4.6.6	No exclusion

A right or a claim shall not be excluded from the Charged Property by reason of the fact that: (i) the debtor thereof is domiciled outside the Province of Québec or (ii) the debtor thereof is an Affiliate of the Grantor (regardless of the Law of the jurisdiction of its incorporation or creation, as applicable) or (iii) such right or claim is not related to the operation of the Grantor or (iv) such right or claim is not related to the ordinary course of business of the Grantor.

4.7	Securities

All present and future shares in the capital stock of a legal person, now or hereafter owned by the Grantor including, without limitation, the shares of the Pledged Entities specifically described in Schedule II hereto (the “Specific Securities”), all present and future bonds, debentures, bills of exchange, promissory notes, negotiable instruments and other evidences of indebtedness, and all present and future options, warrants, investment certificates, mutual funds units, all interests or units of the Grantor in any partnership, or any rights in respect of any of the foregoing, and any other instrument or title generally called or included as a security (together with the Specific Securities, the “Securities”), and also including, without limitation, all Securities issued or received in substitution, renewal, addition or replacement of Securities, or issued or received on the purchase, redemption, conversion, cancellation or other transformation of Securities or issued or received by way of dividend or otherwise to holders of Securities, and all present and future instruments, bills of lading, warehouse receipts, documents or other evidences of title of the Grantor.

4.8	Equipment and Other Property

All the equipment, office furniture, appliances, supplies, apparatus, tools, patterns, models, dies, blueprints, fittings, furnishings, fixtures, machinery, vehicles and rolling stock,

including without limitation, spare parts, accessories and additions of whatever nature or kind.

4.9	Intellectual Property Rights

All of the Grantor’s rights in any trade-mark, copyright, industrial design, patent, patent rights, goodwill, invention, business or trade name, trade secret, trade process, licence, permit, franchise, know-how, plant breeders’ right, topography of integrated circuits and in any other intellectual property right (registered or not) including, if any, any application or registration related thereto, improvements and modifications thereto as well as rights in any action pertaining to the protection, in Canada or abroad, of any such intellectual property rights or infringement thereto or any rights relating to any of the foregoing including, without limitation, those listed in Schedule III hereto, if any (collectively, the “Intellectual Property Rights”).

4.10	Licences

All licences now or hereafter acquired by the Grantor or held by the Grantor or on its behalf, in Canada or abroad, including, without limitation, those listed in Schedule IV hereto, if any, and all of the right, title and interest of the Grantor in any and all licences.

4.11	Fruits and Revenues

All fruits and revenues emanating from the Charged Property, including, without limitation, the proceeds of any sale, assignment, lease or other disposition of any of the Charged Property, any claim resulting from such a sale, assignment, lease or other disposition, as well as any property acquired in replacement thereof (collectively, the “Proceeds”).

4.12	Books and Records and Others Documents

All Books and Records, as well as the rights of the Grantor to recover such property from third parties. All plans, specifications, shop drawings and other technical descriptions prepared for construction, repair or alteration of any Immovable Properties of the Grantor, and all amendments and modifications thereof.

4.13	Replacement Property

Any and all Charged Property which is acquired, transformed or manufactured after the date of this Deed shall be charged by the Hypothec, (i) whether or not such property has been acquired in replacement of other Charged Property which may have been alienated by the Grantor in the ordinary course of business, (ii) whether or not such property results from a transformation, mixture or combination of any Charged Property, and (iii) in the case of Securities, whether or not they have been issued pursuant to the purchase, redemption, conversion or cancellation or any other transformation of the charged Securities and without the Attorney being required to register or re-register any notice whatsoever, the property hypothecated under this Deed being a universality of present and future property.

4.14	Additional Provisions regarding pledge

The Hypothec granted in this Deed also constitutes a pledge or a hypothec with delivery of the Securities which are delivered to, or now in possession of, the Attorney, including, without limitation, of the Specific Securities, as well as a pledge or hypothec with delivery of any Securities which may in the future be delivered to, or held by, the Attorney or its nominee(s).

5.	ADDITIONAL HYPOTHEC

To secure the payment of interest and all Secured Obligations not already secured by this Hypothec, including the fees and expenses, if any, incurred by the Attorney to secure performance of the Secured Obligations or to preserve the Charged Property, and to further secure the performance of the Secured Obligations, the Grantor hypothecates in favour of the Attorney the Charged Property for an additional amount of SIX HUNDRED MILLION Canadian Dollars (CAN$600,000,000) with interest thereon from the date of this Deed at the rate of twenty-five percent (25%) per annum.

6.	ADDITIONAL PROVISIONS TO THE HYPOTHEC ON HYPOTHECATED CLAIMS AND RENTS

6.1	List of Tenants

Upon request of the Attorney, the Grantor shall provide the Attorney (i) with a copy (or the original, when requested by the Attorney) of all Leases relating to any Immovable Properties and any document and any useful information in connection therewith, and (ii) with a written acknowledgement by the tenants, present and future, of the Hypothec on Rents hereby created in the form reasonably required by the Attorney.

6.2	Leases and Statement of Revenues

The Attorney may require that all Leases be subject to its approval and that they be subordinated to its rights hereunder.

6.3	Collection of Rents by Grantor

Subject to paragraph 6.4 hereof, the Grantor shall not collect in advance more than one (1) month of Rent (other than a security deposit) nor shall it renounce to the payment of any Rent.

6.4	Authorization to Collect

Save and except for claims resulting from expropriation proceeds and indemnities payable under any policies of insurance, those referred to in Section 7 hereof, and save for any other claims for which the collection is otherwise dealt with pursuant to the Credit Agreement, or any other agreement entered into by the Grantor and the Attorney, or the Grantor and the Secured Parties, the Attorney hereby authorizes the Grantor to collect and recover all claims forming part of the Charged Property, including Rents (collectively, the “Hypothecated Claims”). At any time that an Event of Default has occurred, such authorization may be withdrawn and revoked by the Attorney by written notice with respect to all or any part of the Hypothecated Claims or the Grantor, whereupon the Attorney shall be free to itself effect such collection and to exercise any of the rights referred to in paragraph 6.5 below; the Grantor so notified shall then remit to the Attorney all Books and Records, Contracts and all other documents related to the Hypothecated Claims. If, after such authorization is withdrawn (and even if such revocation is not yet registered or delivered to the holders of such claims), sums payable under such Hypothecated Claims and property are paid to .the Grantor, it shall receive same as mandatary of the Attorney and shall remit same to the Attorney promptly without the necessity of any demand to this effect.

6.5	Collection

At any time that an Event of Default has occurred, the Attorney having withdrawn the authorization provided for above is entitled to collect all Hypothecated Claims in accordance with what is provided for by Law. It may further exercise any rights regarding such Hypothecated Claims and more particularly, it may grant or refuse any consent which may be required from the Grantor in its capacity as owner of such Hypothecated Claims, and shall not, in the exercise of such right, be required to obtain the consent of the Grantor or serve the Grantor any notice thereof, nor shall it be under any obligation to establish that the Grantor has refused or neglected to exercise such rights, and it may further grant delays, take or abandon any security, make arrangements with debtors of any Hypothecated Claims, make compromises, grant releases and generally deal at its discretion with matters concerning all Hypothecated Claims without the intervention or consent of the Grantor.

6.6	Life Insurance Policies

In exercising its hypothecary rights or other recourses as described herein, the Attorney shall also be entitled, after the occurrence of an Event of Default, without any prior notice and without any need to obtain any further consent, to collect benefits, to realize the surrender and cash value of the life insurance policies or to exercise, if it so chooses, any of the options related thereto, to make any arrangement or compromise it deems appropriate, to grant acquittances of any sums and benefits received, or to transfer or otherwise negotiate the life insurance policies.

7.	ADDITIONAL PROVISIONS TO THF HYPOTHEC ON SECURITIES

7.1	Pledged Stock

Unless an Event of Default shall have occurred and be continuing and the Attorney shall have given notice to the Grantor of the Attorney’s intent to exercise its corresponding rights pursuant to Section 7.3, the Grantor shall be permitted to receive all cash dividends and distributions paid in respect of the Securities (subject to the last two sentences of the next paragraph of this provision) to the extent permitted in the Credit Agreement, and to exorcise all voting and corporate rights with respect to the Securities; provided, however, that no vote shall be cast or corporate right exercised or such other action taken (other than in connection with a transaction expressly permitted by the Credit Agreement) which, in the Attorney’s reasonable judgment, would materially impair the Securities or the related rights or remedies of the Attorney or which would be inconsistent with or result in any violation of any provision of the Credit Agreement, this Agreement or any other Loan Document.

If the Grantor shall, as a result of its ownership of its Securities, become entitled to receive or shall receive any stock certificate (including, without limitation, any stock certificate representing a stock or share dividend or a distribution in connection with any reclassification, increase or reduction of capital or any certificate issued in connection with any reorganization), stock option or similar rights in respect of the capital stock of any grantor, whether in addition to, in substitution of, as a conversion of, or in exchange for, any shares of the Securities, or otherwise in respect thereof, the Grantor shall accept the same as the mandatary for the Attorney, hold the same in trust for the Attorney and deliver the same forthwith to the Attorney, in the exact form received, duly indorsed by the Grantor to the Attorney, if required, or accompanied by an undated stock power covering such certificate duly executed in blank by the Grantor, to be held by the Attorney, as additional collateral security for the Secured Obligations. Any sums paid upon or in respect of the Securities upon the liquidation or dissolution of any grantor (except any liquidation or dissolution of any Subsidiary of the Borrower permitted by the Credit Agreement) shall be paid over to the Attorney, as additional collateral security for the Secured Obligations, and in case any distribution of capital shall be made on or in respect of the Securities or any property shall be distributed upon or with respect to the Securities pursuant to the recapitalization or reclassification of the capital of any grantor or pursuant to the reorganization thereof, the property so distributed shall, unless otherwise subject to a perfected Lien in favor of the Attorney, be delivered to the Attorney, to be held by the Attorney as additional collateral security for the Secured Obligations, in each case except as otherwise provided by the Intercreditor Agreement. If any sums of money or property so paid or distributed in respect of the Securities shall be received by the Grantor, the Grantor shall, until such money or property is paid or delivered to the Attorney, in accordance with the Intercreditor Agreement, hold such money or property in trust for the Attorney, segregated from other funds of the Grantor, as additional collateral security for the Secured Obligations.

7.2	Rights of Attorney following an Event of Default

If an Event of Default shall occur and be continuing and the Attorney shall give notice of its intent to exercise such rights to the Grantor, (i) the Attorney shall have the right to receive any and all cash dividends, payments or other proceeds paid in respect of the Securities and make application thereof to the Secured Obligations in such order as is provided in Section 12.9, and (ii) any or all of the Securities shall be registered in the name of the Attorney or its nominee may thereafter exercise (x) all voting, corporate and other rights pertaining to such Securities at any meeting of shareholders of the relevant grantor or grantors or otherwise and (y) any and all rights of conversion, exchange, subscription and any other rights, privileges or options pertaining to such Securities as if it were the absolute owner thereof (including, without limitation, the right to exchange at its discretion any and all of the Securities upon the merger, consolidation, reorganization, recapitalization or other fundamental change in the corporate structure of any grantor, or upon the exercise by the Grantor or the Attorney, of any right, privilege or option pertaining to such Securities, and in connection therewith, the right to deposit and deliver any and all of the Securities with any committee, depositary, transfer agent, registrar or other designated agency upon such terms and conditions as the Attorney may reasonably determine), all without liability (other than for its gross negligence or willful misconduct) except to account for property actually received by it, but the Attorney shall have no duty to the Grantor to exercise any such right, privilege or option and shall not be responsible for any failure to do so or delay in so doing.

7.3	Certificates

The certificates representing the Securities hypothecated and pledged hereunder may be kept in the possession of the Attorney or in the possession of its nominee(s), which may be held (in the discretion of the Attorney) in the name of the Grantor, endorsed or assigned in blank or in favour of the Attorney or any nominee or nominees of the Attorney, and the Grantor hereby consents to the holding of such hypothecated Securities by such nominee(s).

7.4	Appointment of Attorney

The Grantor hereby irrevocably appoints any officer or employee of the Attorney as its attorney with full power of substitution and authority to execute such documents necessary to render effective the rights granted to the Attorney pursuant to this Section 7.

8.	ASSIGNMENT OF CLAIMS SUBJECT TO THE FINANCIAL ADMINISTRATION ACT

The Grantor hereby assigns to the Attorney by way of absolute assignment all its present and future claims which are subject to Sections 67 and 68 of the Financial Administration Act (Canada) and any other analogous legislation, as collateral and continuing security for all Secured Obligations. The Attorney may, at any time, and the Grantor shall, at the request of the Attorney, fulfil any further formalities required by Law to make such transfer enforceable.

9.	REPRESENTATIONS AND WARRANTIES

Without limitation to the representations and warranties made by or in respect of the Grantor under the Credit Agreement or any other Loan Document, which shall be deemed incorporated and apply mutatis mutandis to this Deed, the Grantor hereby represents and warrants to the Attorney that:

9.1	Legal Person

It is a legal person (i.e. corporation).

9.2	Name, Registered Office, Places of Business and Location of Charged Property

The Grantor’s full legal name, the French and English versions thereof, the business or firm name, its domicile, registered office and the place where it keeps its Books and Records are set forth on Schedule V of this Deed. The location of all places where the Grantor carries on business and the location of its corporeal Charged Property are set forth on Schedule V to this Deed.

9.3	Title and Permitted Liens

No creditor of the Grantor has, within the meaning of Articles 2699 and 2708 of the Civil Code of Québec, given value to the Grantor in the thirty (30) days preceding the execution of this Deed.

9.4	Hypothecated Claims Secured by Registered Hypothec

None of the Hypothecated Claims is secured by registered hypothec.

9.5	Claims subject to the Financial Administration Act (Canada)

It has no claim of substantial value falling under Section 8 hereof.

9.6	Securities

9.6.1	All Securities owned, directly or indirectly, by the Grantor are set forth on Schedule IV hereto.

9.6.2	The description of the Specific Securities in Schedule IV hereto accurately represents the number and class of the issued and outstanding shares of the capital-stock of the Pledged Entity owned, directly or indirectly, by the Grantor. The Specific Securities constitute validly issued and outstanding shares of the Pledged Entity.

9.6.3	There exists no restriction in the articles or other constating documents of the Grantor regarding the granting of the hypothec and pledge in, and the assignment or transfer of, the Securities.

9.6.4	There exists no restriction in the articles or other constating documents of the Pledged Entity in respect of the granting of the hypothec and pledge in, and the assignment or transfer of, the Specific Securities. There exists no shareholders’ agreement in respect of Specific Securities. No Person has any agreement, option or any right or privilege (whether by Law, pre-emptive or contractual) capable of becoming an agreement or option to purchase from the Grantor any of the Specific Securities.

9.7	Intellectual Property Rights

9.7.1	All Intellectual Property Rights owned by the Grantor and all rights of the Grantor to the use of any Intellectual Property Right are set forth on Schedule III hereto. Except as set forth on Schedule III hereto, none of such Intellectual Property Rights has been licensed or franchised by the Grantor to any Person.

9.7.2	Nothing contained in this Deed or in the Credit Agreement, including, without limitation, the granting of the Hypothec, constitutes a breach under leases, licences and other agreements affecting the Intellectual Property Rights.

10.	COVENANTS

Without limitation to the covenants made by or in respect of the Grantor in the Credit Agreement or any other Loan Document, which shall be deemed incorporated herein and apply mutatis mutandis to this Deed, the Grantor hereby covenants and agrees with the Attorney as follows:

10.1	Disclosure

To give notices in writing promptly and in reasonable detail to the Attorney forthwith:

10.1.1	of any change whatsoever in its legal name and business names, if any, in its domicile, registered office and in the location of its Books and Records and any other Charged Property;

10.1.2	of any change whatsoever in any representations and warranties hereinabove mentioned in Section 9 hereof;

10.1.3	of the name of any’ surety (guarantor) which may have guaranteed the payment of any Hypothecated Claims;

10.1.4	of the existence of any security, hypothec, prior claims or property right retained or assigned securing Hypothecated Claims and, in such cases, to provide the Attorney, upon demand, with satisfactory proof that such security or hypothec has been registered or published in accordance with applicable Law in order for the rights of the Attorney to be set up against third Persons;

10.1.5	of the existence and details of any new claim falling under Section 8 hereof;

10.1.6	of the existence of any Liens (other than the Permitted Liens and the Hypothec), or claim asserted against, any of the Charged Property, or of any value given to the Grantor, within the meaning of Articles 2699 and 2708 of the Civil Code of Québec, by the creditors of the Grantor; and

10.1.7	of any acquisition of immovable property by the Grantor.

The Grantor agrees not to effect or permit any of the changes referred to in paragraphs 10.1.1 and 10.1.7 unless all filings have been made and all other actions taken that are required in order for the Attorney to continue at all times following such change to have a valid, perfected and opposable first ranking hypothec (subject only to Permitted Liens) in respect of all of the Charged Property.

10.2	Information

To provide the Attorney with any information with respect to the Charged Property as the Attorney may reasonably request in order to determine whether or not the Grantor complies with the provisions hereof.

10.3	Further Identification of Charged Property

The Grantor will promptly furnish to the Attorney such statements and schedules further identifying and describing the Charged Property, and such other reports in connection with the Charged Property, as the Attorney may from time to time reasonably request.

10.4	Intellectual Property Rights

[Intentionally Deleted]

10.5	Insurance

The Grantor will maintain with financially sound and reputable insurance companies insurance on, or self insure, all property material to the business of the Parent Borrower and its Subsidiaries, taken as a whole, in at least such amounts and against at least such risks (but including in any event public liability, product liability and business interruption) as are consistent with the past practices of the Parent Borrower and its Subsidiaries and otherwise as are usually insured against in the same general area by companies engaged in the same or a similar business; furnish to the Attorney, upon written request, information in reasonable detail as to the insurance carried; and ensure that at all times the Attorney shall be named as additional insured with respect to liability policies and the Attorney shall be named as loss payee with respect to the property insurance maintained by the Grantor with respect to the Grantor’s Charged Property.

10.6	Maintenance of Securities Certificates

Without the prior written consent of the Attorney, the Grantor will not (except as permitted by the Credit Agreement) (i) vote to enable, or take any other action to permit, any grantor to issue any stock or other equity securities of any nature or to issue any other securities convertible into, or granting the right to purchase or exchange for, any stock or other equity securities of any nature of any grantor, (ii) sell, assign, transfer, exchange, or otherwise dispose of, or grant any option with respect to, the Securities or proceeds thereof, (iii) create, incur or permit to exist any Lien or option in favor of, or any material adverse claim of any Person with respect to, any of the Securities or proceeds thereof, or any interest therein, except for the Hypothecs created by this Agreement or Liens arising by operation of law or (iv) enter into any agreement or undertaking restricting the right or ability of the Grantor or the Attorney to sell, assign or transfer any of the Securities or proceeds thereof.

If the constating documents of any entity having its Securities hypothecated and pledged hereunder, including the Pledged Entity, restrict the transfer of such Securities, including the Specific Securities, then the Grantor will also deliver to the Attorney a certified copy of a resolution of the directors, shareholders, members or partners, as applicable, of such entity, including the Pledged Entity, consenting to the Hypothec contemplated by this Deed, including any prospective transfer of any such Securities, including the Specific Securities, by the Grantor upon a realization on the Hypothec and pledge on the Securities created hereby in accordance with this Deed. All Securities, including the Specific Securities, may, at the option of the Attorney, be registered in the name of the Attorney or its nominee(s).

10.7	Delivery of Agreements re Intellectual Property Rights

Promptly, following demand from time to time by the Attorney, authorize, execute and deliver any and all agreements, instruments, documents and papers that the Attorney may reasonably request to evidence the Hypothec in any Intellectual Property Rights of the Grantor and, where applicable, the goodwill of the business of the Grantor connected with the use of, and symbolized by, any such Intellectual Property Rights.

10.8	Use and destination

Not to change the use or destination of the Charged Property or to make or permit to be made any alterations or additions to the Charged Property, unless it obtains the prior written consent of the Attorney.

10.9	Additional documents

To execute all deeds and documents and do all things which in the opinion of the Attorney are necessary or advisable for giving the Attorney a valid, perfected and opposable first ranking Hypothec (subject to Permitted Liens) in the Charged Property (including a notice given in virtue of article 2949 of the Civil Code of Québec where the Grantor’s signature is necessary) and in order that such Hypothec serves the purpose for which it has been granted and for conferring upon the Attorney, with respect to the Charged Property, all power and rights provided for by this Deed and by Law.

10.10	Quiet possession

Upon the occurrence of an Event of Default, to cause the Attorney to have quiet possession of the Charged Property free from all Liens, other than the Hypothec and other Permitted Liens.

10.11	To register

To register or cause to be registered without delay the Hypothec in every jurisdiction and in every office where the registration, filing or record thereof may be necessary or required, in the opinion of the Attorney, to preserve, protect, perfect and render opposable to third parties the Hypothec and to renew the same. The Grantor shall maintain the Hypothec over the Charged Property as an opposable and perfected first ranking Lien (subject only to Permitted Liens), and shall defend such Lien and such priority against the claims and demands of all Persons.

10.12	Indemnity

At all times, to indemnify and hold harmless the Attorney from any loss, costs, charges, damages and expenses incurred or borne by the Attorney in the performance of its rights and duties hereunder or which may be claimed against the Attorney in relation thereto.

11.	EVENTS OF DEFAULT

There shall exist an event of default (each an “Event of Default”) hereunder, without notice or other formality, and the security and Hypothec hereby constituted shall immediately become enforceable, if: (i) the Grantor fails to pay any of the Bonds, in principal or interest, upon demand; or (ii) there exists an Event of Default, as such term is defined in the Credit Agreement, or (iii) if the Grantor does not fulfil any one of its covenants or obligations hereunder.

12.	ATTORNEY’S RECOURSES IN CASE OF AN EVENT OF DEFAULT

12.1	Exercise of Rights

Upon the occurrence of an Event of Default, the Attorney may in its discretion, and shall upon receipt of a Bondholders’ Instrument, through its officers, employees or attorneys, exercise any right of action provided for under this Deed (and more particularly under this Section 12) or by law or in equity including, without limitation, any of the hypothecary rights provided for under Articles 2748 to 2794 of the Civil Code of Québec and, without in any way limiting any of the rights, remedies or recourses of the Attorney under the Credit Agreement, the Loan Documents or any other agreement or document entered into by the Grantor and the Attorney.

12.2	Rights of the Attorney

Whatever hypothecary rights the Attorney elects to exercise or whatever rights or recourses the Attorney elects to exercise either pursuant to the Law of any other jurisdiction or in equity, the following provisions shall apply:

12.2.1	the Attorney may, in its discretion, at the Grantor’s expense:

12.2.1.1	pursue the transformation of the Charged Property or any work in process or unfinished goods comprised in the Charged Property and complete the manufacture or processing thereof or proceed with any operations to which such property is submitted by the Grantor in the ordinary course of its business and acquire property for such purposes;

12.2.1.2	alienate or dispose of any Charged Property which may be obsolete, may perish or is likely to depreciate rapidly;

12.2.1.3	use for its benefit all information obtained while exercising its rights;

12.2.1.4	perform any of the Grantor’s obligations or covenants hereunder;

12.2.1.5	exercise any right attached to the Charged Property on such conditions and in such manner as it may determine, acting reasonably, including without restriction the granting of licenses whether general or special on an exclusive or non exclusive basis, of any Intellectual Property Rights;

12.2.1.6	for the exercise of any of its rights, utilize without charge the Grantor’s plant, equipment, machinery, process, information, records, computer programs and Intellectual Property Rights; for the purposes hereof the Grantor shall, at the request of the Attorney, concurrently with or after the execution of these presents execute a conditional trade-mark license agreement and a power of attorney with respect to Intellectual Property Rights (in conformity with paragraph 13.8 hereof) both in favour of the Attorney; and

12.2.1.7	borrow monies or lend monies and, in such cases, the monies borrowed or lent by the Attorney shall bear interest at the rate then obtained or charged by the Attorney for such borrowing or loan; these monies shall be reimbursed by the Grantor on demand and, until they have been repaid in full, such monies and interest thereon shall be secured by the present Hypothec and be paid in priority of any other sums secured hereunder;

12.2.2	the Attorney may, directly or indirectly, purchase or otherwise acquire the Charged Property;

12.2.3	the Attorney, when exercising its rights, may waive any right of the Grantor, with or without consideration therefor;

12.2.4	the Attorney shall have no obligation to make an inventory of the Charged Property, to take out any kind of insurance with respect thereof or to grant any security whatsoever;

12.2.5	the Attorney shall not be bound to continue to carry on the Grantor’s enterprise or to make any productive use of the Charged Property or to maintain such property in operating condition; and

12.2.6	the Grantor shall, upon request of the Attorney, move the Charged Property and render it available to the Attorney unto premises designated by the Attorney and which, in its opinion, shall be more suitable in the circumstances.

12.3	Grantor’s Remedy

If the Grantor remedies the default mentioned in the prior notice of exercise of hypothecary right, the Grantor shall, as required by Law, pay all fees incurred by the Attorney by reason of the default; these fees shall include, without limitation, the administrative fees of the Attorney, the legal fees of its legal advisers and fees paid to experts or consultants.

12.4	Taking in Payment

If the Attorney elects to exercise its right to take in payment the Charged Property and the Grantor requires that the Attorney instead sell by itself or under judicial authority, the Charged Property on which such right is exercised, the Grantor hereby acknowledges that the Attorney shall not be bound to abandon its recourse of taking in payment unless, prior to the expiry of the time period allocated for surrender, the Attorney (i) has been granted a security satisfactory to it, to ensure that the proceeds of the sale of the Charged Property will be sufficient to pay the Bonds in full, (ii) has been reimbursed for all costs and expenses incurred in connection to this Deed, including, without limitation, all fees of consultants and legal counsel, and (iii) has been advanced the necessary sums for the sale of said Charged Property; the Grantor further acknowledges that the Attorney alone is entitled to select the type of sale it may wish to conduct or have conducted.

12.5	Surrender of Charged Property

The Grantor will be deemed to have surrendered the Charged Property which is in the possession of the Attorney or of a third party on its behalf, if the Attorney has not, within the delays determined by Law or by a tribunal to surrender, received written notice from the Grantor to the effect that it intends to contest the exercise of the hypothecary recourse set forth in the prior notice.

12.6	Evaluation

Where the Attorney sells the Charged Property itself, it shall not be required to obtain any prior evaluation by a third party.

12.7	Sale of Charged Property

The Attorney may elect to sell the Charged Property after giving such prior notices as may be required by Law; the sale may be made with legal warranty given by the Grantor or with complete or partial exclusion of such warranty; the sale may also be made for cash or with a term or under such conditions determined by the Attorney; upon failure of payment of the purchase price, the Attorney may cancel or resolve such sale and such Charged Property may then be resold.

12.8	Appointment of Receiver

The Attorney may appoint an agent or a receiver and manager (collectively, a “Receiver”) over all or any portion of the Charged Property by written instrument or may apply to a court for the appointment of a Receiver to take possession of all or such part of the Charged Property as the Attorney shall designate, with such duties, powers and obligations as the Attorney or the court making the appointment, as applicable, shall confer, and the Grantor hereby irrevocably consents to the appointment of such Receiver.

12.9	Imputation of Payments

Except as otherwise expressly provided in the Credit Agreement, the Intercreditor Agreement or hereunder, all monies arising from any sale or realization of the Charged Property, in whole or in part, received or collected by the Attorney shall be applied, together with any other monies then in the hands of the Attorney and available for such purpose, firstly to the repayment of the amounts disbursed by the Attorney or at its request for the purpose of protecting or realizing its rights hereunder with interest thereon at the highest rate prescribed by the Credit Agreement, and the residue of the said moneys shall be applied on account of Secured Obligations or, at the option of the Attorney, may be held unappropriated in a collateral account in order to provide for payment of any charge ranking prior to the Hypothec.

13.	GENERAL PROVISIONS

13.1	Additional Security

The Hypothec is in addition to and not in substitution of or in replacement for any other hypothec or security held by the Attorney, including any of the Loan Documents, and shall not impair the Attorney’s rights of compensation.

13.2	Investments

The Attorney may, at its entire discretion, invest any monies or instruments received or held by it pursuant to this Deed or deposit same in an account without having to comply with any legal provisions concerning the investment of property of others.

13.3	Compensation

Provided the Secured Obligations are due and exigible or that the Attorney is entitled to declare them owing and exigible, the Attorney may compensate any Secured Obligations with any and all amounts then owed to the Grantor by the Attorney in any capacity, whether due or not, and the Attorney shall then be deemed to have exercised such right to compensate as at the time the decision was taken by it even though the entry therefor is made on the Attorney’s record subsequent thereto.

13.4	Time Periods

The Attorney may grant extensions of time periods, take any security or renounce thereto, accept compromises, grant quittances and releases and generally deal with any matters related to the Charged Property, the whole without limiting the rights of the Attorney and without reducing the liability of the Grantor.

13.5	Continuing Security

The Hypothec shall be and have effect whether or not the moneys thereby secured shall be received before or after or at the same time as the issue of any of the Bonds intended to be thereby secured or any part thereof, or before or after, or upon the date of the execution of this Deed. The Hypothec shall be valid and shall subsist notwithstanding that the Bonds, or any of them, may not have been issued at the date hereof and shall be valid and shall secure all obligations of the Grantor under any Bonds hereafter issued, including any Bonds issued in replacement or exchange of any of the Bonds, in whole or in part. The extinction or reduction of such obligations for any reason whatsoever shall not in any way extinguish or reduce the Hypothec and, unless expressly cancelled in whole or in part by the mutual consent of the parties, such Hypothec, to the extent not so cancelled, shall subsist with respect to any obligations thereafter incurred by the Grantor from time to time.

The Grantor shall be deemed to obligate itself again as provided in Article 2797 of the Civil Code of Québec with respect to any future obligation hereby secured.

13.6	Time of Essence

The Grantor shall be deemed “en demeure” by the mere lapse of time provided for the Grantor to perform its obligations or the expiry of any term therefor, without the Attorney being obliged to serve any notice or prior notice upon the Grantor.

13.7	Cumulative Rights

The rights and recourses of the Attorney hereunder are cumulative and do not exclude any other rights and recourses which the Attorney might have. No omission or delay on the part of the Attorney in the exercise of any right shall have the effect of operating as a waiver of such right. The partial or sole exercise of a right or power will not prevent the Attorney from exercising thereafter any other right or power. The Attorney may exercise its right hereunder without any obligation of it to exercise any right against any other Person liable for payment of the Secured Obligations and without having to enforce any other security granted with respect to the Secured Obligations.

13.8	Irrevocable Power of Attorney

The Attorney (and any officer or attorney of the Attorney) is hereby designated as the irrevocable attorney of the Grantor with full powers of substitution for the purposes hereof or for the purpose of carrying out any and all acts and executing any and all deeds, proxies or other documents which the Grantor neglects or refuses to execute or to carry out in accordance with the terms hereof. The Grantor shall execute, at the request of the Attorney, concurrently with or after the execution hereof, a special power of attorney in favour of the Attorney for the implementation of this Deed in connection with the Intellectual Property Rights hypothecated hereunder, if any.

13.9	Performance

If the Grantor fails to perform or comply with any of the obligations of the Grantor under this Deed, the Attorney may, but need not, perform or otherwise cause the performance or compliance of such obligation, provided that such performance or compliance will not constitute a waiver, remedy or satisfaction of such failure. The expenses of the Attorney incurred in connection with any such performance or compliance will be payable by the Grantor to the Attorney immediately on demand with interest thereon at the highest rate prescribed by the Credit Agreement, and until paid, any such expenses will form part of the Secured Obligations and will be secured by the Hypothec created by this Deed.

13.10	Successors and Assigns

The rights hereby conferred upon the Attorney shall benefit all its successors and assigns, including any entity resulting from the amalgamation, merger or consolidation of the Attorney with any other Person(s), and any Person(s) succeeding to the business of the Attorney. The obligations of the Grantor hereunder shall bind its successors and permitted assigns, including any Person(s) resulting from the amalgamation or merger of the Grantor with any other Person(s). In the event ownership of the Charged Property or any portion thereof becomes vested in a Person other than the Grantor herein named, the Attorney may, without notice to the Grantor herein named, whether or not the Attorney has given written consent to such change in ownership, deal with such successor or successors in interest with reference to this Deed, and in the same manner as with the Grantor herein named, without in any way vitiating or discharging the Grantor’s liability hereunder or under the Credit Agreement.

13.11	Communication

Any communication required or permitted to be given under this Deed will be in writing and will be effectively given if delivered in a manner and to the applicable address or facsimile number provided for from time to time pursuant to the Credit Agreement. Any communications so given will be deemed to have been given and to have been received as provided in the Credit Agreement.

13.12	Severability

Any provision of this Deed that is prohibited or unenforceable in any jurisdiction will, as to that jurisdiction, be ineffective to the extent of such prohibition or unenforceability and will be severed from the balance of this Deed, all without affecting the remaining provisions of this Deed or affecting the validity or enforceability of such provision in any other jurisdiction.

13.13	Not a Floating Hypothec

The Hypothec created hereunder is not and shall not be construed as a floating hypothec within the meaning of articles 2715 et. seq. of the Civil Code of Québec nor shall this Deed be deemed as creating a trust within the meaning of article 1260 of the Civil Code of Québec.

13.14	Payments

Subject to the terms and conditions of this Deed, the Hypothec in favour of the Attorney shall not be extinguished, reduced, novated or otherwise affected by reason of any payments which may be made to and/or collected by the Attorney, the Agent or the Lenders, directly or indirectly, from any Person under any circumstances, including payments from:

13.14.1	the Grantor or any other Person;

13.14.2	insurance indemnities resulting from loss of, or damage to, the whole or any portion of the Charged Property; or

13.14.3	any “claims” within the meaning of Article 2743 of the Civil Code of Québec.

14.	CONCERNING THE ATTORNEY

14.1	Acceptance of Holder

Each Holder, by its acceptance of a Bond:

14.1.1	acknowledges that the first issue of a Bond has been or may be purchased from the Grantor by the Attorney, by underwriting, purchase, subscription or otherwise;

14.1.2	consents to and confirms the appointment of the Attorney as “fondé de pouvoir” and ratifies as of the date it becomes a Bondholder all actions taken by the Attorney as the “fondé de pouvoir” of the Bondholders; and

14.1.3	waives any right it may have under Section 32 of the Act respecting the special powers of legal persons (Québec).

14.2	Diligence

The Attorney shall only be accountable for reasonable diligence and prudence in the management of the rights hereof, and shall only be liable for its own gross or intentional fault.

14.3	Discretion

The Attorney, except as herein otherwise provided and subject to any Bondholders’ Instrument, shall, with respect to all rights, powers and authorities vested in it, have absolute and uncontrolled discretion as to the exercise thereof, whether in relation to the manner or as to the mode and time for the exercise thereof, and in the absence of fraud, it shall be in no way responsible for any loss, costs, damages or inconvenience that may result from the exercise or non-exercise thereof.

14.4	Enforcement of Security

The Attorney shall have the rights in its discretion to proceed in its name as “fondé de pouvoir” hereunder to the enforcement of the security hereby constituted by any remedy provided by Law, whether by legal proceedings or otherwise but it shall not be bound to do or to take any act or action in virtue of the powers conferred on it by these presents unless and until it shall have been required to do so by way of a Bondholders’ Instrument; the Attorney shall not be responsible or liable for any debts contracted by it, for damages to persons or property or for salaries or nonfulfilment of Contracts during any period for which the Attorney managed the Charged Property upon entry, as herein provided, nor shall the Attorney be liable to account for anything except actual revenues or be liable for any loss on realization or for any Event of Default or omission for which a hypothecary creditor might be liable.

14.5	Delegation

The Attorney may, at its entire discretion, appoint any Person(s) for the purpose of exercising any of its rights, actions or the performance of any covenant resulting from this Deed or law or equity; in such case, the Attorney may supply such Person(s) with any information it holds relating to the Grantor or to the Charged Property.

14.6	Protection of Attorney

The Attorney shall be obliged to act and shall be fully protected in acting pursuant to a Bondholders’ Instrument in connection with any proceedings, act, power, right, matter or thing relating to or conferred by or to be done under this Deed.

14.7	Possession or Production of the Bonds

All rights of action under this Deed may be enforced by the Attorney without the possession of the Bonds hereby secured or the production thereof.

14.8	Resignation of Attorney

The Attorney may at any time resign from office in accordance with the terms of the Credit Agreement. The Bondholders may then or at any time thereafter appoint a new “fondé de pouvoir” confirming such appointment by Bondholders’ Instrument, which the Grantor hereby undertakes to accept, in the place of the “fondé de pouvoir” so resigning. The new “fondé de pouvoir” without further act (subject to appropriate registration of the assignment of the Hypothec) shall then be vested and have all rights, powers and authorities granted to the Attorney hereunder and be subject in all respects to the terms, conditions and provisions hereof to the same extent as if originally acting as “fondé de pouvoir” hereunder; no resignation shall come into effect before a new “fondé de pouvoir” has been appointed and has accepted its appointment.

14.9	Indemnification of Attorney

The Grantor shall indemnify the Attorney for, and hold it harmless against, any loss, liability or expense incurred, arising out of or in connection with the acceptance of its duties and obligations hereunder, including the costs and expenses of defending itself against any claim or liability in connection with the exercise or performance of any of its powers or duties hereunder and under any liability incurred by the Attorney pursuant to any environmental damage or claim.

14.10	Bankruptcy of Attorney

The bankruptcy of the Attorney shall not terminate its rights, powers and duties hereunder provided that such rights, powers and duties are assumed by a successor Attorney appointed in accordance with the provisions hereof.

15.	AMENDMENTS

No amendment may be made to this Deed unless signed by the Grantor and the Attorney acting pursuant to a Bondholder’s Instrument.

16.	SOLIDARY LIABILITY

[Intentionally Deleted]

17.	GOVERNING LAW

This Deed shall be governed by, and construed in accordance with, the laws of the Province of Québec and the laws of Canada applicable therein.

18.	PARAMOUNTCY

If any term, condition or provision of this Deed is inconsistent or in conflict with any term, condition or provision of the Credit Agreement, the relevant term, condition or provision of the Credit Agreement shall govern and prevail to the extent of such conflict or inconsistency and this Deed shall be deemed to be amended to the extent necessary to eliminate such conflict or inconsistency, save and except if such term, condition or provision relates strictly or is legally required for the creation or enforcement of the hypothecs created and granted hereunder. For greater certainty, where this Deed covers a subject or creates obligations that are not contemplated by the Credit Agreement or renders obligations under the Credit Agreement more onerous, same shall not be deemed to be a conflict or inconsistency.

19.	ENGLISH LANGUAGE

The parties hereto confirm that the present Deed has been drawn up in the English language at their request. Les parties aux présentes confirment que le présent acte a été rédigé en langue anglaise à leur demande.

20.	SPECIMEN OF BOND

CANADA	PROVINCE OF QUÉBEC

HD SUPPLY CANADA INC.

(Amalgamated under the laws of the Province of Ontario)

25% Demand Bond

No. —	CAN$—,000,000,000

HD Supply Canada Inc. (hereinafter called the “Corporation”), for value received, promises to pay on demand to Merrill Lynch Capital Canada Inc., in its capacity as Canadian agent (in such capacity, the “Agent”) under the Credit Agreement dated —, or its registered assigns, at —, upon presentation and surrender thereat of the present Bond, the sum of — BILLION Dollars in lawfull money of Canada (CAN$—,000,000,000) and to pay interest thereon on demand, from the date hereof until the actual date of payment, at the same address and in like money, at a rate equal to twenty-five percent (25%) per annum, calculated annually, plus interest on all overdue interest, calculated annually at the same rate, from its due date until the actual date of payment.

This Bond is issued under and secured by a Deed of Hypothec and Issue of Bonds executed between the Corporation and Merrill Lynch Capital Canada Inc., in its capacity as “fondé de pouvoir” (person holding the power of attorney) of the Bondholders for all purposes of Article 2692 of the Civil Code of Québec (in such capacity, the “Attorney”), on the — day of —, 2007 (the “Deed of Hypothec”), to which Deed of Hypothec reference is hereby made for the terms and conditions upon and subject to which this Bond is issued and held and for the nature and extent of the security thereof.

As of the date hereof, the total principal nominal value of Bonds authorized to be issued under the Deed of Hypothec from time to time is limited to — BILLION Dollars in lawful money of Canada (CAN$—,000,000,000). All Bonds at any time outstanding under the Deed of Hypothec rank pari passu and are equally and rateably secured by the Deed of Hypothec.

This Bond is fully registered and may only be transferred by the holder hereof upon compliance with the provisions of the Deed of Hypothec in that regard.

This Bond is subject to the terms and conditions of the Deed of Hypothec to all of which the holder of this Bond by its acceptance hereof assents.

This Bond shall not become obligatory until it has been certified by the Attorney under the Deed of Hypothec.

All capitalized terms and expression used herein, unless otherwise defined, shall have the same meaning as that ascribed to them in the Deed of Hypothec.

The present Bond shall be governed by, and construed in accordance with, the laws of the Province of Québec and the laws of Canada applicable therein.

The holder or any transferee of this Bond, by its acceptance thereof, is hereby deemed to have ratified the appointment of the Attorney in its capacity as “fondé de pouvoir” for all purposes of Article 2692 of the Civil Code of Québec.

The Corporation, by its signature on the one hand and the holder or any transferee of the Bond, by their acceptance of the Bond on the other hand, acknowledge that they have expressly required the Bond to be drawn up in the English language. La Corporation, par sa signature, d’une part et le détenteur et tous cessionnaires de cette obligation par leur acceptation, d’autre part, déclarent qu’ils ont expressément exigé que la présente obligation soit rédigée en anglais.

IN WITNESS WHEREOF, HD Supply Canada Inc., has caused this Bond to be signed by its representative and to be dated as of the — (—) day of —, —.

HD SUPPLY CANADA INC.

By:
Name: —
Title: —

“FONDÉ DE POUVOIR”’S CERTIFICATE

This Bond is a 25% Demand Bond No.                              issued under the Deed of Hypothec within mentioned.

Date of Certification: as of ____________________________.

MERRILL LYNCH CAPITAL CANADA INC., as “fondé de pouvoir”

By:
Name: —
Title: —

FORM OF TRANSFER

For value received __________________ by these presents cedes and transfers to __________________________________ the present 25% Demand Bond No. _______________ with full power of substitution, as well as its rights, the principal amount and outstanding interest on the said Bond, and irrevocably appoints the Attorney as its attorney to complete the transfer on the books of the above-mentioned Corporation maintained by the Attorney pursuant to the Deed of Hypothec.

Dated_____________________, ______.

Witness

Signed by:

SCHEDULE I

Immovable Properties (paragraph 4.1.1)

The following is a description of the lands and premises included in the Immovable Properties referred to in paragraph 4.1.1 with respect to the Grantor.

NIL

SCHEDULE II

Specific Securities (paragraph 4.7)

NIL

SCHEDULE III

Intellectual Property Rights (paragraph 4.9)

TRADE MARK	REGISTRATION NUMBER	REGISTRATION DATE	RENEWAL DATE
CANADA
BROFASCO	TMA501302	September 28, 1998	Sept. 28, 2013
SESCO	TMA490410	February 24, 1998	Feb. 24, 2013
SERIE PRO SERIES	TMA633250	February 21, 2005	Feb. 21, 2020
B design	TMA501299	September 28, 1998	Sept. 28, 2013
BROFASCO	TMA176256	May 21, 1971	May 21, 2016
LITEMOR design	TMA323499	February 13, 1987	Feb. 13, 2017
BROFASCO design	TMA501301	September 28, 1998	Sept. 28, 2013

UNITED STATES
LITEMOR design	2,365,736	July 11, 2000	July 11, 2010

Notes to Registrations

1.    TMA501302; TMA501299; TMA176256; and TMA501301 – Security Agreement recorded March 24, 2005 in favour of Massachusetts Mutual Life Insurance Company, C.M. Life Insurance Company, Massmutual Corporate Investors and Massmutual Participation Investors

2.    TMA323499 – License Agreement recorded April 24, 1998 in favour of Litemor Distributors (London) Limited

SCHEDULE IV

Licences (paragraph 4.10)

NIL

SCHEDULE V

Name, Registered Office, Location of Books and Records, Location of Charged Property (paragraph 9.2)

(a)	Legal name, French and English versions thereof:

HD Supply Canada Inc.

(b)	Business name(s):

•	Approvisionnement HD

•	Approvisionnement HD Attaches et Outils

•	Approvisionnement HD Entretien des Immeubles

•	Approvisionnement HD Entretien des Installations

•	Approvisionnement HD Services Publics

•	Approvisionnement HD Électricité

•	Brafasco (TM)

•	Commercial Direct

•	Commercial Direct Home Dépôt

•	CTF Supply

•	Distribution HD

•	Distribution HD Entretien des Immeubles

•	Distribution HD Entretien des Installations

•	Distribution HD Services Publics

•	Distribution HD Électricité

•	Fourniture CTF

•	Fourniture de Service Public Grafton

•	Fourniture de Service Public Grafton (Ouest)

•	Fourniture HD

•	Fourniture HD Attaches et Outils

•	Fourniture HD Canada

•	Fourniture HD Entretien des Installations

•	Fourniture HD Entretien des Immeubles

•	Fourniture HD Services Publics

•	Fourniture HD Supply Canada

•	Fourniture HD Électricité

•	Grafton Ouest

•	Grafton Utility Supply

•	Grafton West

•	HD Supply

•	HD Supply Ataches et Outils

•	HD Supply Canada

•	HD Supply Electrical

•	HD Supply Entretien des Immeubles

•	HD Supply Entretien des installations

•	HD Supply Fasteners & Tools

•	HD Supply Services Publics

•	HD Supply Utilities

•	HD Supply Électricité

•	Home Depot Commercial Direct

•	Supply Facilities Maintenance

(c)	Domicile, principal plane of business, registered office and location of Books and Records:

•	Head Office:

8885 Jane Street

Concord ON L4K 2M6

•	Registered Office/Location of Books:

40 King Street West

Suite 5800

Toronto ON M5H 3S1

(d)	Location(s) where it carries on business:

•	Alberta

•	British Columbia

•	Saskatchewan

•	Manitoba

•	Québec

•	Ontario

•	New Brunswick

•	Nova Scotia

•	Prince Edward Island

(e)	Location of Charged Property:

•	5965 Côte de Liesse Road

St-Laurent QC

•	1240 Charest Blvd. West

Québec QC

WHEREOF ACT:

DONE AND PASSED in the City of Montréal, Province of Québec, on the date hereinabove set forth, under number Nine Hundred and Thirty-Nine (939) of the original of the minutes of the undersigned Notary.

AND after the parties had declared to have taken cognizance of these presents and to have exempted the said Notary from reading them or causing them to be read, the said duly authorized officers, directors or representatives of the Grantor and the Attorney respectively have signed these presents, all in the presence of the said Notary who has also signed.

MERRILL LYNCH CAPITAL CANADA INC., as “fondé de pouvoir”

By:	/s/ D. James Papadimitriou
Name: D. James Papadimitriou Title: Authorized Representative

HD SUPPLY CANADA INC.

By:	/s/ Maxime B. Rhéaume
Name: Maxime B. Rhéaume Title: Quebec Authorized Signatory

/s/ Marc Daigneault
Mtre. MARC DAIGNEAULT, Notary